                                                                     EXHIBIT 4.6

                             SUBORDINATION AGREEMENT

     This Subordination Agreement is made as of January 30, 2003, by and between the undersigned "Creditors" signatory hereto and all subsequent holders of the Notes (as defined herein) or beneficial interests therein (collectively, the "Creditors") and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 2221 Washington Street, Suite 200, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank"), and for purposes of Section 17 below, U.S. Bank National Association, as Collateral Agent and as Fiscal Agent, respectively, under the Exchange Agreement and the Fiscal Agency Agreement referred to below (collectively, in such capacities, the "Agent").

                                    RECITALS

     A. IBASIS, INC., a Delaware corporation, IBASIS GLOBAL, INC., a Delaware corporation and IBASIS SECURITIES CORPORATION, a Massachusetts corporation (collectively, "Borrower") has requested and/or obtained certain loans or other credit accommodations from Bank to Borrower which are or may be from time to time secured by assets and property of Borrower.

     B. The Creditors have extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time or may acquire Notes from other Creditors.

     C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, the Creditors are willing to subordinate: (i) all of Borrower's indebtedness and obligations to the Creditors pursuant to (a) those notes issued in connection with the Securities Exchange Agreement (the "Exchange Agreement") among the Borrower, the investors signatory thereto (the "Investors") and U.S. Bank National Association as Collateral Agent and Fiscal Agent for the Investors, dated as of January ___, 2003 (the "Symphony Notes") and (b) each additional note issued pursuant to a "Permitted Exchange" (as such term is defined in the Exchange Agreement) (the "Additional Notes" and, together with the Symphony Notes, the "Notes") (all of Borrower's indebtedness and obligations under the Notes being hereinafter collectively referred to as the "Subordinated Debt") to all of Borrower's indebtedness and obligations to Bank; and (ii) all of the Creditors' security interests, if any, to all of Bank's security interests in the Borrower's property.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. The Creditors subordinate to Bank any security interest or lien that the Creditors may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of the Creditors and the security interest of Bank, the security interest of Bank in the Collateral (the "Collateral"), as defined in a certain Loan and Security Agreement (the "Loan Agreement") among iBasis, Inc., iBasis Global, Inc. and Bank dated as of December 30, 2002 and as also defined in a certain Security Agreement between iBasis Securities Corporation and Bank dated December 30, 2002, as each may be amended from time to time, shall at all times be senior to the security interest of the Creditors.

     2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the "Senior Debt").

     3. Except as otherwise expressly provided herein, the Creditors will not demand or receive from Borrower (and Borrower will not pay to the Creditors) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Creditors exercise any remedy with respect to the Collateral, nor will the Creditors accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as both (i) the Senior Debt is fully paid in cash and (ii) Bank has no commitment or obligation to lend any her funds to Borrower. Nothing in the foregoing paragraph shall prohibit the Creditors from converting all or any part of the Subordinated Debt into equity securities of Borrower.

     4. Subject to Section 5, Borrower shall be permitted to make, and the Creditors shall be permitted to accept or receive the following permitted payments ("Permitted Payments"): (i) scheduled payments of interest when due pursuant to the terms of the Subordinated Debt, (ii) payment in full of principal outstanding under the Subordinated Debt at the later of (x) the maturity date of the Subordinated Debt or (y) January 15, 2005 and (iii) other payments specifically consented to in writing by Bank prior to the making of such payment. In accordance with Section 3 above, Borrower acknowledges that it cannot voluntarily prepay the entire indebtedness or any portion thereof due the Creditors nor make any payments other than Permitted Payments, without Bank's prior written consent and the Creditors acknowledge that they will not accept any payment, other than a Permitted Payment, without Bank's prior written consent.

     5.

          (i) If, after an event of default under the Subordinated Debt, the Creditors desire to exercise remedies, the Creditors shall provide Bank with a written notice (the "Creditors' Notice") that there has occurred an event of default under the Subordinated Debt. Bank shall respond to such notice to the Fiscal Agent and to the Creditors at the addresses set forth in their notice, within fifteen (15) days after receipt of the Creditors' Notice and Bank shall elect at its sole option to: (1) deliver a Blockage Notice (as defined below) to the Creditors or (2) deliver a notice that the Creditors may exercise remedies provided that the Creditors shall remit the proceeds of all Collateral to Bank until the Senior Debt is paid in full. If the Bank shall fail to respond to the Creditors' Notice, in accordance with the preceding sentence, within fifteen (15) days after receipt of the Creditors' Notice, the Creditors may exercise their rights and remedies provided that the Creditors shall remit to Bank all payments, distributions and or other proceeds received by the Creditors from the Borrower or with respect to the Collateral until the Senior Debt is paid full.

          (ii) If, at any time, there is an Event of Default under the Senior Debt, Bank may deliver written notice to the Fiscal Agent and to the Creditors that there is an Event of Default under the Senior Debt (a "Blockage Notice") and the Creditors shall not be entitled to accept or receive any payments on the Subordinated Debt (including, without limitation, any Permitted Payments) until the earlier of: (1) the Senior Debt is paid in full and Bank's commitment to lend has been terminated, (2) Bank rescinds the Blockage Notice or the Event of Default has been cured or waived by Bank in writing or (3) the end of the Blockage Period. The "Blockage Period" shall commence at the time the Blockage Notice is delivered to the Creditors and expire on the earlier to occur of the following: (1) (x) 180 days following the delivery of the Blockage Notice for non-payment Events of Default under the Senior Debt or (y) indefinitely for all payment Events of Default under the Senior Debt; PROVIDED THAT if, with respect to a Blockage Period based on non-payment defaults under the Senior Debt, prior to the expiration of such 180-day period Bank has commenced a judicial proceeding or a non-judicial action to collect or enforce the Senior Debt or exercised rights with respect to the Collateral and Bank continues to diligently pursue same, or a case or proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash or other property or securities in the full amount of the allowed claim of Bank under the Senior Debt; or (2) Bank's written consent to the termination of the Blockage Period. With respect to non-payment defaults under the Senior Debt, in no event shall the Blockage Period during any period of 365 consecutive days exceed 180 days in the aggregate, whether pursuant to one Blockage Notice or multiple Blockage Notices.

     6. The Creditors shall promptly deliver to Bank in the form received (except for endorsement or assignment by the Creditors where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by the Creditors with respect to the Subordinated Debt other than in accordance with this Agreement (other than equity securities or debt subordinated to the Senior Debt on the same terms as the Subordinated Debt).

     7. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to the Creditors.

     8. Until the Senior Debt is fully paid in cash, and Bank's obligation to lend any funds to Borrower has been terminated, the Creditors hereby authorize Bank, as Creditors' attorney-in-fact, to file in any bankruptcy, insolvency or similar proceeding involving Borrower the appropriate claim or claims in respect of the Subordinated Debt on behalf of the Creditors if the Creditors do not do so prior to 15 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims.

     9. The Creditors shall immediately affix a legend to each of the Notes and all other instruments evidencing the Subordinated Debt stating that the Notes and such other instruments are subject to the terms of this Agreement. By the execution of this Agreement, the Creditors hereby authorize Bank to amend any financing statements filed by the Creditors against Borrower as follows: "In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Silicon Valley Bank, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Silicon Valley Bank in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Silicon Valley Bank."

     10. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that the Creditors may have in any property of Borrower. In addition, such instruments shall not be, in any event, amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

     11. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Creditors shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to the Creditors, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank's rights hereunder.

     12. This Agreement shall bind any successors or assignees of the Creditors, including any transferees of Notes or beneficial interests in Notes, and shall benefit any successors or assigns of Bank. This Agreement shall remain effective until terminated in writing by Bank. This Agreement is solely for the benefit of the Creditors and Bank and not for the benefit of Borrower or any other party. The Creditors further agree that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of the Creditors, the Creditors shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement, and such subordination agreement shall be deemed to be in full force and effect, regardless of whether or not executed by such Creditors from and after the earlier of (x) such request, or (y) the consummation of such refinancing.

     13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles. The Creditors and Bank submit to the non-exclusive jurisdiction of the state and federal courts located in Boston, Massachusetts in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement; provided, however, that if for any reason Bank cannot avail itself of the Courts of The Commonwealth of Massachusetts, the Creditors accept jurisdiction of the Courts and venue in Santa Clara County, California. THE CREDITORS AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

     15. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. The Creditors are not relying on any representations by Bank or Borrower in entering into this Agreement, and the Creditors have kept and will continue to keep themselves fully apprised of the financial and other condition of Borrower. Subject to the last sentence of paragraph 12 above, this Agreement may be amended only by written instrument signed by the Creditors and Bank.

     16. In the event that Bank is holding original chattel paper, documents, instruments, or investment property of Borrower, Bank hereby acknowledges that it is holding such Collateral for the benefit of the Creditors as an additional secured party, as well as holding such Collateral for its own account, subject to the relative priorities set forth herein. The Creditors hereby acknowledge and agree that Bank has no fiduciary duty, duty of safekeeping, duty as bailee or any other duty to the Creditors with regard to such Collateral. Bank hereby agrees to deliver such original Collateral to the Creditors upon payment in full of all Senior Debt and termination of this Agreement.

     17. (i) The Collateral Agent and each Creditor hereby agrees that (a) any and all rights and powers of the Collateral Agent under or pursuant to the Securities Exchange Agreement dated as of January __, 2003 by and among the Borrower, the Guarantors defined therein, the Creditors and the Collateral Agent (as the same may be amended or modified from time to time, the "Exchange Agreement") shall be subject to the terms of this Subordination Agreement, and
(b) the Collateral Agent shall not knowingly take, and the Creditors shall not instruct or direct the Collateral Agent to take, any action that would be in violation of the terms hereof.

     (ii) The Collateral Agent is entering into this Subordination Agreement solely in its capacity as Collateral Agent under the Exchange Agreement, and not otherwise. The Collateral Agent shall have no any liability or responsibility for the actions or omissions of any Creditor, or for any Creditor's compliance with (or failure to comply with) the terms of this Subordination Agreement. The Collateral Agent shall not have individual liability to the Bank if it shall mistakenly pay over or distribute to any Creditor (or the Borrower) any amounts to which the Bank is entitled under this Subordination Agreement, so long as the Collateral Agent is acting in good faith. Nothing in this Subordination Agreement shall be construed to subordinate or apply to any payment of fees or expenses to the Collateral Agent to which it is entitled.

     (iii) In entering into this Subordination Agreement, and in performing or observing any of the terms of this Subordination Agreement, and otherwise in respect of any matter arising under or in respect of this Subordination Agreement, the Collateral Agent shall enjoy and shall be protected by each of the rights, immunities, indemnities and other protections set forth in the Exchange Agreement; and any obligations, duties or liabilities to which the Collateral Agent may be or become subject under or in respect of this Subordination Agreement shall be subject to and limited by the terms of the Exchange Agreement (including, without limitation, the terms of Section 11 thereof). Subject to the other provisions of this Section 17, in no event shall the Collateral Agent have any liability hereunder that it would not have, nor shall the Collateral Agent be obligated to take any action hereunder that it would not be required to take, under the terms of the Exchange Agreement. The Collateral Agent has no responsibility for the terms of this Subordination Agreement or its sufficiency for any purpose.

     (iv) The Parties agree that the Fiscal Agent shall be responsible hereunder solely for receiving and transmitting notices pursuant to Section 5(i) and (ii), and shall have no responsibility for the performance by the Borrower or the Creditors of their respective obligations hereunder. The Fiscal Agent is acting hereunder as Fiscal Agent pursuant to A Fiscal Agency Agreement dated as of January __ , 2002, among the Borrower and the Fiscal Agent, (the "Fiscal Agency Agreement"), and not in its individual capacity. The Fiscal Agent shall not knowingly take, and neither the Borrower nor the Creditors shall instruct or direct the Fiscal Agent to take, any action that would be in violation of the terms hereof.

     (v) The Fiscal Agent is entering into this Subordination Agreement solely in its capacity as Fiscal Agent under the Fiscal Agency Agreement, and not otherwise. The Fiscal Agent shall have no any liability or responsibility for the actions or omissions of any Creditor, or for any Creditor's compliance with (or failure to comply with) the terms of this Subordination Agreement. The Fiscal Agent shall not have individual liability to the Bank if it shall mistakenly pay over or distribute to any Creditor (or the Borrower) any amounts to which the Bank is entitled under this Subordination Agreement, so long as the Fiscal Agent is acting in good faith. Nothing in this Subordination Agreement shall be construed to subordinate or apply to any payment of fees or expenses to the Fiscal Agent to which it is entitled.

     (vi) In entering into this Subordination Agreement, and in performing or observing any of the terms of this Subordination Agreement, and otherwise in respect of any matter arising under or in respect of this Subordination Agreement, the Fiscal Agent shall enjoy and shall be protected by each of the rights, immunities, indemnities and other protections set forth in the Fiscal Agency Agreement; and any obligations, duties or liabilities to which the Fiscal Agent may be or become subject under or in respect of this Subordination Agreement shall be subject to and limited by the terms of the Fiscal Agency Agreement. Subject to the other provisions of this Section 17, in no event shall the Fiscal Agent have any liability hereunder that it would not have, nor shall the Fiscal Agent be obligated to take any action hereunder that it would not be required to take, under the terms of the Fiscal Agency Agreement. The Fiscal Agent has no responsibility for the terms of this Subordination Agreement or its sufficiency for any purpose.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 "Bank"

                                 SILICON VALLEY BANK


                                 By: /s/ John Peck
                                    ---------------------------

                                 Title: Vice President
                                       ------------------------

     Agreed to solely for purposes of Section 17 above:

     U. S. BANK NATIONAL ASSOCIATION,
     as Collateral Agent and as Fiscal Agent

     By: /s/ John A. Brennan
        --------------------------

     Title: Trust Officer
           -----------------------

                                        RHAPSODY FUND, LP

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS GENERAL PARTNER

                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        ARPEGGIO FUND

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS INVESTMENT ADVISOR


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        INTERNATIONAL MONETARY FUND
                                        -CONVERTIBLE ARBITRAGE ACCOUNT

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS INVESTMENT ADVISOR


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        CSV LIMITED

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS INVESTMENT ADVISOR


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        CITISAM, LTD.

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS INVESTMENT ADVISOR


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        ANDANTE FUND, LP

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS GENERAL PARTNER


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        VIVACE FUND, LP

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS GENERAL PARTNER


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

                                        ADAGIO FUND

                                        BY SYMPHONY ASSET MANAGEMENT LLC,
                                        AS INVESTMENT ADVISOR


                                        By: /s/ Neil Rudolph
                                           -----------------------------
                                           Name: Neil Rudolph
                                           Title: Chief Operating Officer

     The undersigned approves of the terms of this Agreement.

     "Borrower"

     IBASIS, INC.


     By: /s/ Ofer Gneezy
        --------------------------

     Title: President and CEO
           -----------------------


     IBASIS GLOBAL, INC.


     By: /s/ Richard G. Tennant
        --------------------------

     Title: Treasurer and CEO
           -----------------------


     IBASIS SECURITIES CORPORATION.


     By: /s/ Gordon VanderBrug
        --------------------------

     Title: Executive Vice President
           -----------------------

                                       -7-